UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

On April 1, 2011, PPL Corporation (“PPL” or the “Company”) reported that it had completed its acquisition (“Acquisition”) of all of the outstanding ordinary share capital of Central Networks East plc and Central Networks Limited, the sole owner of Central Networks West plc, together with certain other related assets and liabilities (collectively, “Central Networks”), from E.ON U.K. plc, a wholly owned subsidiary of E.ON AG.

(a) Financial Statements of Businesses Acquired

In accordance with Rule 3-05(a)(1)(i) of Regulation S-X, filed herewith as Exhibit 99.1 are the Audited Central Networks Combined Financial Statements as of and for the years ended December 31, 2010 and 2009.

(b)  Pro Forma Financial Information

In accordance with Rule 11-01(a)(3) of Regulation S-X, filed herewith as Exhibit 99.2 is unaudited pro forma condensed combined consolidated financial information of PPL, LG&E and KU Energy LLC and Central Networks, giving effect to certain pro forma events related to the Acquisition.  It does not purport to project future financial position or operating results of the post-Acquisition combined company.  The pro forma condensed combined consolidated financial information is as of and for the year ended December 31, 2010.

(d)	Exhibits

	23(a) -	Consent of Independent Accountants (PricewaterhouseCoopers LLP).

	99.1 -	(Audited) Central Networks Combined Financial Statements as of and for the years ended December 31, 2010 and 2009.

99.2 -
Unaudited Pro forma Condensed Combined Consolidated Financial Information of PPL Corporation, LG&E and KU Energy LLC and Central Networks, consisting of: pro forma condensed combined consolidated statement of income for the year ended December 31, 2010 and pro forma condensed combined consolidated balance sheet as of December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  April 11, 2011